                                                                    EXHIBIT 99.1

                      BEFORE THE DEPARTMENT OF INSURANCE
                               STATE OF NEBRASKA

STATE OF NEBRASKA
DEPARTMENT OF INSURANCE,                                      NOTICE OF HEARING

          PETITIONER,

                                                              CAUSE NO.: C-1242

AMWEST SURETY INSURANCE
COMPANY,

          RESPONDENT.

      TO: Jeffrey A. Shonka, President and Chief Operating Officer
          Amwest Surety Insurance Company
          5230 Las Virgenes Rd., Calabasas, CA 91302

     Please be advised that pursuant to the Insurer' Supervision, Rehabilitation, and Liquidation Act, Neb. Rev. Stat. (S)44-4801 et seq., and
                                     ---------------
specifically, Neb. Rev. Stat. (S) 44-4809(2)(a), the Nebraska Department of
              ---------------
Insurance shall commence a supervision hearing before the Director of Insurance ("Director") at the offices of the Nebraska Department of Insurance, 941 "O" Street, Suite 400, Lincoln Nebraska, on Tuesday, May 22, 2001 at 9:00 am., pursuant to Neb. Rev. Stat. (S) 44-4809(5). The purpose of said hearing shall be
            ---------------
to determine whether any single ground or combination of grounds exist that would give the Director reason to place Amwest Surety Insurance Company ("Amwest Surety"), a Nebraska domestic insurer, under an order of supervision. Specifically, the Director shall determine whether there is reasonable cause to believe that Amwest Surety's financial condition renders the continuance of its business hazardous to the public or to its insureds due to Amwest Surety's failure to acquire necessary reinsurance coverages pursuant to Chapter 55, sections 004.01, 004-02, and 004.06 of Title 210 of the Nebraska Administrative Code.

                              Page 5 of 15 Pages

     Should the Director find after hearing that Amwest Surety Insurance Company is subject to supervision, the Director shall issue such orders as necessary and include requirements to abate supervision, applying the remedies and sanctions authorized by Chapter 44 of Nebraska Revised Statutes, or take such other Action as he deems appropriate which are authorized by law.

     Dated and effective this 8/th/ day of May, 2001.

                                                      STATE OF NEBRASKA
                                                      DEPARTMENT OF INSURANCE


                                                   BY:  Ann M. Frohman
                                                        General Counsel

                            CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the foregoing Notice of Hearing was served upon Jeffrey A. Shonka, President and Chief Operating Officer of Amwest Surety Insurance Company, 5230 Las Virgenes Rd., Calabasas, CA 91302 on this 8th day of May, 2001, by facsimile and U.S. Mail, postage prepaid.

                              Page 6 of 15 Pages